UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2026

NSTS Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41232 (Commission File Number)	87-2522769 (I.R.S. Employer Identification No.)

700 S. Lewis Avenue Waukegan, Illinois (Address of Principal Executive Offices)	60085 (Zip Code)

(847) 336-4430
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NSTS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on May 12, 2026, NSTS Bancorp, Inc. (the “Company”) and Brookfield Bancshares, Inc. (“Brookfield”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will be merged with and into Brookfield, and the Company’s subsidiary bank, North Shore Trust and Savings (the “Bank”), will become a wholly-owned subsidiary of Brookfield and continue to operate under its existing name and federal savings association charter as a subsidiary of Brookfield.

As part of the merger transaction, the parties agreed that, on or prior to the closing of the merger, the Bank would divest of its mortgage lending division, Oak Leaf Community Mortgage (“OLCM”), which operated in three locations in the north and western suburbs of Chicago. As of June 1, 2026, 12 employees are no longer with the Company, with an additional four employees expected to leave prior to, or at, August 3, 2026.

Effective June 1, 2026, the Bank divested OLCM by transferring certain assets utilized by OLCM, including certain real estate leases, third party vendor contracts, trademark rights and other information technology assets to an unaffiliated national mortgage lender, and a substantial majority of the OLCM employees were hired by that mortgage lender.

The Company does not expect to recognize any material gain or loss or incur any material expenses as a result of the OLCM divestiture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTS Bancorp, Inc.

Date: June 4, 2026	By:	/s/ Stephen G. Lear
	Name:	Stephen G. Lear
	Title:	President and Chief Executive Officer

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